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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2006

ASCEND ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 400, Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:(610) 293-2512

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 17, 2006, the initial public offering ("IPO") of 6,000,000 Units ("Units") of Ascend Acquisition Corp. (the "Company") was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share ("Common Stock"), and two Warrants ("Warrants"), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $36,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale ("Private Sale") of 166,667 Units ("Insider Units") to Don K. Rice, the Company's Chairman of the Board, Chief Executive Officer, President and Treasurer. Each Insider Unit was sold at $6.00 per Insider Unit, generating total proceeds of $1,000,002. The Insider Units are identical to the Units sold in the IPO except that if the Company calls the Warrants for redemption, the Warrants underlying the Insider Units may be exercisable on a cashless basis so long as such Warrants are held by Mr. Rice or his affiliates. Additionally, Mr. Rice has waived his right to receive distributions upon the Company's liquidation prior to a business combination with respect to the securities underlying the Insider Units. Mr. Rice has further agreed that the Insider Units and underlying securities will not be sold or transferred by him until after the Company has completed a business combination.

Audited financial statements as of May 17, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated May 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2006	ASCEND ACQUISITION CORP.
	By:	/s/ Don K. Rice
Don K. Rice Chief Executive Officer